Exhibit 10.4

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (“Agreement”) is entered into as of January 11, 2017, by and between Global Partner Sponsor I LLC, a Delaware limited liability company (the “Sponsor”), Global Partner Acquisition Corp., a Delaware corporation (“Parent”), and Sequel Youth and Family Services, LLC, a Delaware limited liability company (the “Company”).

RECITALS

WHEREAS, the Sponsor is a holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of Parent Common Stock;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Sponsor and the Company have entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 11, 2017, by and among Parent, Sponsor, Sequel Acquisition, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Sub”), the Company, and the Key Equityholders named therein, pursuant to which, among other things, Sub will merge with and into the Company, with the Company as the surviving entity (the “Merger”);

WHEREAS, in connection with the Merger, among other things, each outstanding unit of Legacy Equity will be cancelled and converted into the right to receive the consideration set forth in the Merger Agreement; and

WHEREAS, Sponsor is entering into this Agreement in order to induce the Company and Parent to enter into the Merger Agreement and to induce the Company and Parent to cause the Mergers to be consummated.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

Article I
Certain Definitions

1.1.       For purposes of this Agreement:

(a)       “Expiration Date” shall mean the earliest of: (i) the date on which the Merger Agreement is validly terminated in accordance with its terms, (ii) June 15, 2017, (iii) the execution, without Sponsor’s prior written consent, of any amendment to or modification of, or any waiver of any right of Sponsor and/or Parent under, the Merger Agreement that (A) changes the Merger Consideration, (B) increases any liability on Sponsor and/or Parent thereunder or (C) otherwise is materially adverse to Sponsor and/or Parent, and (iv) the Effective Time.

(b)       Sponsor shall be deemed to “Own” or to have acquired “Ownership” of a security if Sponsor: (i) is the record owner of such security; or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

Article II
Voting of Shares

2.1.       Required Approval. Sponsor hereby agrees to execute and deliver, or cause to be executed and delivered, to the Company, promptly following the execution and delivery of this Agreement, an action by written consent of Sponsor approving (a) the adoption of the Merger Agreement, (b) the Required Approval Matters and other matters put for approval by the shareholders of Parent in connection with the adoption of the Merger Agreement and (c) the other transactions contemplated by the Merger Agreement, in each case, with respect to all of the shares of Parent Common Stock outstanding on the record date therefor owned by Sponsor. Sponsor shall not revoke or rescind such consent in any respect prior to the Expiration Date. Prior to the Expiration Date, Sponsor further agrees that at any meeting of the securityholders of Parent, however called, and any adjournment or postponement thereof or in any other circumstances upon which a vote or other approval with respect to the Merger and the Merger Agreement is sought, Sponsor shall vote (or cause to be voted) all of the shares of Parent Common Stock outstanding on the record date therefor Owned by Sponsor and otherwise exercise all voting and other rights of Sponsor with respect to such shares of Parent Common Stock in favor of adopting the Merger Agreement and approving (a) the adoption of the Merger Agreement, (b) the Required Approval Matters and other matters put for approval by the shareholders of Parent in connection with the adoption of the Merger Agreement and (c) the other transactions contemplated by the Merger Agreement.

2.2.       Other Voting Agreements. Prior to the Expiration Date, Sponsor shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner that would violate Section 2.1 herein.

2.3.       Additional Purchases. Sponsor agrees that in the event that (a) any shares of Parent Common Stock or other equity securities of Parent are issued to Sponsor after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of Parent Common Stock of, on, or affecting the Parent Common Stock Owned by Sponsor or otherwise, (b) Sponsor purchases or otherwise acquires beneficial ownership of any shares of Parent Common Stock or other equity securities of Parent after the date of this Agreement, or (c) Sponsor acquires the right to vote or share in the voting of any shares of Parent Common Stock or other equity securities of Parent after the date of this Agreement (such Parent Common Stock or other equity securities of Parent, collectively, the “New Shares”), then Sponsor agrees to vote (or cause to be voted) such New Shares (to the extent applicable) in the same manner as the Parent Common Stock Owned by Sponsor. Sponsor also agrees that any New Shares acquired or purchased by Sponsor shall be subject to the terms of this Agreement to the same extent as if they constituted the Parent Common Stock Owned by Sponsor.

2.4.       Interim Covenants. Subject to the provisions set forth in that certain Insider Letter, filed with the SEC on Form S-1/A on July 13, 2015, during the period commencing on the date hereof and ending on the date of termination or Closing of the Merger Agreement, Sponsor shall not (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Parent Common Stock Owned by Sponsor, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of Parent Common Stock Owned by Sponsor, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b). Sponsor acknowledges and agrees that, prior to the effective date of any release or waiver of the restrictions set forth in this Section 2.4, the Company shall announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted shall only be effective two business days after the publication date of such press release. The provisions of this Section 2.4 will not apply if the transferee has agreed in writing to be bound by the same terms described in this Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

Article III
Representations and Warranties of Sponsor

3.1.       Representations and Warranties of Sponsor. Sponsor hereby represents and warrants to the Company as follows:

(a)       Sponsor is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware.

(b)       Sponsor has the requisite legal right, power and authority to enter into this Agreement and to perform the obligations of Sponsor hereunder without the need for the consent of any other person (other than such consents as have heretofore been obtained).

(c)       No action, suit, proceeding or investigation is pending or, to the knowledge of Sponsor, threatened, against Sponsor with respect to its execution and delivery of this Agreement.

(d)       The execution, delivery and performance by Sponsor of this Agreement have been duly authorized, and this Agreement constitutes the valid and binding obligation of Sponsor, enforceable against Sponsor in accordance with the terms hereof.

(e)       Sponsor is the record and beneficial owner of each of the shares of Parent Common Stock set forth on Schedule A attached hereto and has full power, right and authority to vote such shares of Parent Common Stock.

(f)       No Conflicts or Consents.

(i)       As of the date of this Support Agreement, the execution and delivery of this Support Agreement by Sponsor does not, and the performance of this Support Agreement by Sponsor will not: (A) conflict with or violate any Law or order applicable to Sponsor or by which Sponsor or any of Sponsor’s properties is or may be bound or affected; or (B) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any Lien on any of the securities of the Parent Owned by Sponsor pursuant to any Contract to which Sponsor is a party or by which Sponsor or any of Sponsor’s affiliates or properties is or may be bound or affected, except in each case (A) and (B) as would not reasonably be expected to materially impair the ability of Sponsor to perform its obligations under this Support Agreement.

(ii)       As of the date of this Support Agreement, the execution and delivery of this Support Agreement by Sponsor does not, and the performance of this Support Agreement by Sponsor will not, require any Consent of any Person beyond Sponsor, except as would not reasonably be expected to materially impair the ability of Sponsor to perform its obligations under this Support Agreement.

Article IV
Miscellaneous

4.1.       Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of the party against whom enforcement is sought.

4.2.       Survival of Representations and Warranties. The representations, warranties, covenants and agreements set forth in this Agreement shall survive the closing hereof. Nothing set forth herein shall in any manner limit the representations, warranties, covenants and agreements of the parties to the Merger Agreement.

4.3.       Entire Agreement; Assignment. This Agreement: (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof, (b) is not intended to confer upon any other person any rights or remedies hereunder, and (c) shall not be assigned by operation of Law or otherwise without the consent of Sponsor and the Company.

4.4.       Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

4.5.       Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or overnight or same-day courier service of national reputation (including U.S. Postal Service overnight delivery), or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Sponsor:

Global Partner Sponsor I LLC
One Rockefeller Plaza, 11th Floor
New York, NY 10020
Attention: Paul J. Zepf
E-mail: pzepf@globalpartnerac.com

if to Parent:

Global Partner Acquisition Corp.
One Rockefeller Plaza, 11th Floor
New York, NY 10020
Attention: Paul J. Zepf
E-mail: pzepf@globalpartnerac.com

with a copy (which shall not constitute notice) to:

Pepper Hamilton LLP

400 Berwyn Park

899 Cassatt Road

Berwyn, Pennsylvania 19312-1183

Attention: Christopher Miller, Esq.

Email: millerc@pepperlaw.com

Facsimile No.: (610) 640-7837

if to the Company, to:

John F. Ripley

35481 Troon Court

Round Hill, VA 20141
Facsimile No.: 540-338-5183

with a copy (which shall not constitute notice) to:

BrownWinick

Suite 2000, Ruan Center

666 Grand Avenue

Des Moines, IA 50309
Attention: William C. Brown
Facsimile No.: (515) 323-8512

All such notices and communications shall be deemed to have been delivered and received (a) on the date personally delivered, (b) one (1) Business Day after being sent by a reputable overnight delivery service, (c) five (5) Business Days after being sent, if sent by registered or certified mail, and (d) on the date delivered by facsimile or email with receipt of transmission confirmed during business hours on a Business Day (or one (1) Business Day after the date of delivery if delivered after business hours).

4.6.       Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, this Agreement is being executed and delivered by Sponsor solely in its capacity as a securityholder of Parent and, without limitation of the foregoing, nothing herein shall be construed to limit or affect any action taken by Sponsor (or any Affiliate or representative thereof) in such Person’s capacity as a director of the Company or in any capacity other than a securityholder of the Company.

4.7.       Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within the State of Delaware in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the Laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

4.8.       Rules of Construction; Interpretation. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. The parties hereto intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

4.9.       Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

4.10.     Successors and Assigns. Subject to Section 4.3, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.11.     Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person, any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

4.12.     Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

4.13.     Defined Terms. All defined terms used but not defined in this Agreement shall have the definition given them in the Merger Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Support Agreement the day and year first written above.

Global Partner Sponsor I LLC

By:	/s/ Paul Zepf
Name:	Paul Zepf
Title:	Managing Member

Signature Page to Support Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Support Agreement the day and year first written above.

Global Partner ACQUISITION CORP.

By:	/s/ Paul Zepf
Name:	Paul Zepf
Title:	Chief Executive Officer

Signature Page to Support Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Support Agreement the day and year first written above.

SEQUEL YOUTH AND FAMILY SERVICES, LLC

By:	/s/ John F. Ripley
Name:	John F. Ripley
Title:	Chairman and Manager

Signature Page to Support Agreement

Schedule A

Owned Parent Common Stock

Shares Held of Record	Additional Securities Beneficially Owned

3,881,250	0